Exhibit 99.1

NEWS RELEASE
CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Announces 1Q Results

VALLEY COTTAGE, NY—May 7, 2015—CreditRiskMonitor (OTCQX: CRMZ) reported that for the 3 months ended March 31, 2015 revenues increased 3% to $3.07 million compared to $2.97 million in last year’s first quarter. Net income for the quarter was $36,500 compared to a net loss of $139,200 in the prior year period. Cash and marketable securities increased $239,600 since 2014 year-end, to $9.13 million.

Jerry Flum, CEO, said, “The Company has continued investing in the enhancement of our infrastructure, adding new data, creating new tools for subscribers and has begun putting resources into marketing. We’re still debt free and our strong cash position provides us with financial flexibility in case new opportunities arise.”

CREDITRISKMONITOR.COM, INC.
STATEMENTS OF OPERATIONS
FOR THE 3 MONTHS ENDED MARCH 31, 2015 AND 2014
(Unaudited)

	2015	2014

Operating revenues	$3,070,206	$2,969,388

Operating expenses:
Data and product costs	1,229,736	1,301,445
Selling, general and administrative expenses	1,730,813	1,746,410
Depreciation and amortization	52,747	56,672

Total operating expenses	3,013,296	3,104,527

Income (loss) from operations	56,910	(135,139)
Other income (expense), net	4,956	8,575

Income (loss) before income taxes	61,866	(126,564)
Provision for income taxes	25,345	12,628

Net income (loss)	$36,521	$(139,192)

Net income (loss) per common share of stock:
Basic	$0.00	$(0.02)
Diluted	$0.00	$(0.02)

Weighted average number of common shares outstanding:
Basic	8,062,358	7,958,653
Diluted	8,232,862	7,958,653

CREDITRISKMONITOR.COM, INC.
BALANCE SHEETS
MARCH 31, 2015 AND DECEMBER 31, 2014

	March 31,	Dec. 31,
	2015	2014
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$7,764,607	$7,529,468
Marketable securities	1,367,892	1,363,439
Accounts receivable, net of allowance	1,440,510	2,078,710
Other current assets	573,744	516,585

Total current assets	11,146,753	11,488,202

Property and equipment, net	302,447	337,339
Goodwill	1,954,460	1,954,460
Other assets	51,827	23,682

Total assets	$13,455,487	$13,803,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue	$7,713,807	$7,612,836
Accounts payable	43,241	137,258
Accrued expenses	741,369	1,230,966

Total current liabilities	8,498,417	8,981,060

Deferred taxes on income	743,691	743,691
Other liabilities	1,455	2,546

Total liabilities	9,243,563	9,727,297

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued	-	-
Common stock, $.01 par value; authorized 25,000,000 shares; issued and outstanding 8,112,530 and 8,055,365 shares, respectively	81,125	80,553
Additional paid-in capital	29,274,485	29,176,040
Accumulated deficit	(25,143,686)	(25,180,207)

Total stockholders’ equity	4,211,924	4,076,386

Total liabilities and stockholders’ equity	$13,455,487	$13,803,683

Overview

CreditRiskMonitor (http://www.crmz.com) is a Web-based publisher of financial information, designed to save time and help busy corporate credit and procurement professionals manage risk. The service offers comprehensive commercial credit reports covering public companies worldwide. Over 30% of the Fortune 1,000 already use CreditRiskMonitor’s timely news alerts and reports that feature detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, bond agency ratings, as well as the Company’s proprietary FRISK® scores, which have been proven predictive in anticipating corporate financial stress, including bankruptcy.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about these risks, uncertainties and factors can be found in the “Risk Factors” of the Company’s Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.